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                                                                    Exhibit 23.2
                                                                    ------------


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-3 No. 333-       ) and related Prospectus of
AmeriSource Health Corporation for the registration of 1,000,000 shares of its common stock and to the incorporation by reference therein of our report dated November 3, 1997, with respect to the consolidated financial statements and schedules of AmeriSource Health Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 1997, filed with the Securities and Exchange Commission.


                                        /S/ Ernst & Young LLP

Philadelphia, Pennsylvania
November 20, 1998